EXHIBIT 10.4
                             SUBSCRIPTION AGREEMENT

         Agreement, made this 24th day of May, 2005, by and between FLEXIBLE SOLUTIONS INTERNATIONAL INC., a Nevada corporation (the "Company"), and Pictet International Management (the "Subscriber").

         In consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                  SUBSCRIPTION

         1.01 Subscription Offer. Subject to the terms and conditions hereof and to acceptance by the Company, Subscriber hereby irrevocably offers to purchase 87,400 units of common stock with warrant exercisable for four years at a price of $4.50 (the "securities") at a price of US$ 3.75 per share, for a total price of $327,750. The purchase price is payable in full by wire transfer to Flexible Solutions International Inc retainage account and to be released to Flexible Solutions International by written authorization from the subscriber to the bank upon receipt of the purchased share certificate and warrant agreement in good order.

         1.02 Acceptance of Subscription. The Company reserves the right to reject Subscriber's offer in whole or in part, for any reason, and to allocate less than the maximum number of Securities the Subscriber hereby offers to purchase. Any sale of Securities to Subscriber shall not be deemed to occur until the Subscriber's offer is accepted in writing by the Company. Subscriber shall not have any recourse against the Company if a purchase offer is rejected in whole or in part. The Company shall reasonably notify the Subscriber in writing of the acceptance of the purchase offer. If the purchase offer is accepted, the Company will confirm in writing the Subscriber's purchase of the Securities. If the purchase off is rejected in whole or in part, the Company will promptly return to Subscriber, without deduction or interest, all or a rateable portion of the subscription price, as the case may be, together with all executed documents tendered by the Subscriber. If the purchase offer is rejected in part only, Subscriber shall immediately complete, execute, and deliver to the Company new subscription documents for the appropriate reduced amount.

         1.03 Restrictions on Securities. The Securities have not been registered under the Securities Act of 1933 (the `Act") or any applicable state securities laws.

         1.04 Term Sheet. The term sheet immediately below shall govern the specifics of the units subscribed for.

ISSUER            Flexible Solutions International ("FSI" or the "Company')

ISSUE             Common stock with Warrants

PRICING           $3.75

WARRANTS.         FSI will issue warrants to purchase 100% of the number of
                  shares of common stock that will be purchased at closing. The warrants will have a 4 year life. The exercise price will be 120% ($4.50) percent of the Threshold Price. The shares underlying the Warrants will be subject to the same registration requirements as the Shares.

REGISTRATION      FSI will agree to file a registration statement covering all shares and warrants within 30 days of closing. A 1% per month cash penalty will accrue for the first thirty days thereafter, and then 1 % per month thereafter. FSI will use its best efforts to have the registration statement declared effective within 90 days of closing.

PRICE PROTECTION  For the first 12 months following this financing, in the event the Company issues common stock, or securities convertible or exchangeable into common stock, at a price less than the Purchase Price then the Purchase Price and the Warrant Exercise Price will be changed to this price. Carve outs to be provided for employee options and strategic financings. After the Price Protection period standard weighted average anti-dilution will apply to the warrants.

FUTURE FINANCINGS Investors shall have the right of participation in any future equity or equity linked financings by the Company for a period of 18 months following the closing in order to maintain their percentage ownership in the Company.





                                   ARTITCLE II
                          REPRESENTAIONS AND WARRANTIES

         2.00 The Company warrants that it has the authority to accept the subscription and issue the shares and warrants subscribed for.

         2.01 The Company warrants that to its knowledge, no shares of common stock are entitled to pre-emptive or similar rights.

         2.02 The Company warrants that the shares will be issued as fully paid for and nonassessable.

         2.03 Status of Subscriber. Subscriber, if an individual, is at least 21 years of age. If an association, each individual member of the association is at least 21 years of age.

        2.04 Access to Information. Because of Subscriber's pre-existing business or personal relationship with the Company or with the officers and directors of the Company, or by reason of the business or financial experience of Subscriber or his professional advisors who are unaffiliated with a and who are not compensated by the Company, or an affiliate thereof, Subscriber had the capacity to protect his own interests in connection with the offer and sale of the Securities.

        2.05 Understanding of Investment Risks. Subscriber understands that there is a limited market for the Securities and no assurance that a wider market will develop, and that realization of the objectives of the Company is subject to significant economic and business risks.

         2.06 Understanding of Nature of Securities. Subscriber understands that:

         a) The Securities have not been registered under the Act or any state securities laws:

         b) The Securities cannot be sold or transferred for value without registration under the Act and applicable state laws or exemption therefrom:


         c) Only the Company can register the Securities under the Act and applicable state securities laws:

         d) The Company has made representation to Subscriber that the Company will register the Securities under the Act or any applicable state securities laws by filing a registration statement within 30 days of receipt of the subscription and will use its best efforts to ensure that the registration statement becomes effective within 90 days of the subscription.

         2.07 Investment Intent. Subscriber represents and warrants that:

         a) Subscriber is acquiring the Securities for the Subscriber's own account and not for or on behalf of any other person;

         b) Subscriber is acquiring the Securities for investment and not for distribution or with the intent to divide Subscriber's participation with others or of reselling or otherwise distributing the Securities;


         c) Neither Subscriber not anyone acting on Subscriber's behalf has paid any commission or other remuneration to any person in connection with the purchase of the Securities; and

         d) Subscriber will not sell the Securities without registration under the Act and any applicable state securities law or exemption there-from.

        2.06 Residence of Subscriber. The residence of Subscriber set forth below is the true and correct residence of Subscriber and he or she has no present intention of becoming a resident or domiciliary of any other state, county or jurisdiction.

        2.07 Further Assurances. Subscriber will execute and deliver to the Company any document, or do any other act or thing, which the Company may reasonably request in connection with the acquisition of the Securities.

        2.08 Non-disclosure. Subscriber has not distributed any written materials furnished to Subscriber by the Company to anyone other than the Subscriber's professional advisors.

        2.09 Ability to Bear Economic Risk. Subscriber is able to bear the economic risk of an investment in the Securities and to maintain his investment in the Securities for an indefinite period of time, and, further, could bear a total loss of the investment and not change his standard of living, which existed at the time of such investment.

         2.10 For Partnerships, Corporations, Trusts, or Other Entities Only. If the Subscriber is a partnership, corporation, trust, or other entity,

         a) Subscriber has enclosed with this agreement appropriate evidence of the authority of the individual executing this agreement to act on its behalf .

         b) Subscriber has the full power and authority to execute this Subscription Agreement on behalf of such entity and to make the representation and warranties made herein on its behalf and this investment in the Company has been affirmatively authorized by the governing board of such entity and is not prohibited by the governing documents of he entity.


                                   ARTICLE III
                            MISCELLANEOUS PROVISIONS

        3.01 Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

        3.02 Entire Agreement; Amendment. This Agreement states the entire agreement and understanding of the parties and shall supersede all prior agreements and understanding. No Amendment of the Agreement shall be made without the express written consent of the parties.

        3.03 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         3.04 Governing Law. This agreement shall be governed and construed in accordance with the laws of the State of Nevada.

        3.05 Notices. All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by certified mail, postage prepaid, with return receipt requested, addresses to the parties as follows: to the Company, at 2614 Queenswood Drive, Victoria, British Columbia, V8N 1X5, and to Subscriber, at the address indicated below. Any party may change its address for purposes of this Section by giving notice as provided herein.







IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                       "Company"

                                       Flexible Solutions International Inc.





                                       By: Dan O'Brien, President
                                       Authorized Officer




                                       "Subscriber(s)"




Name(s) exactly as you wish your interest
in the company to be registered            1) ______________________________
                                           (please print)

                                           2)
                                           _________________________________
                                           (please print)


Title, if Subscriber is not a person       1)  _____________________________

                                           2)  _____________________________


Signatures                                 1)  _____________________________
                                           (signature)

                                           2)
                                           _________________________________
                                           (signature)


Primary Address                            1)  _____________________________

                                           2)  _____________________________


Mailing Address (if different from above)  1)  _____________________________

                                           2)  _____________________________


Contact Telephone Number(s)                1)  _____________________________

                                           2)  _____________________________


Tax Identification Number                  1)  _____________________________

                                           2)  _____________________________